                         BRIGGS & STRATTON CORPORATION

               FORM 10-Q for Quarterly Period Ended March 31, 2002



                                  Exhibit 10.3



                   AMENDED AND RESTATED DIRECTOR'S LEVERAGED
                              STOCK OPTION PROGRAM

                             Effective July 1, 2002

                          BRIGGS & STRATTON CORPORATION

                    DIRECTOR'S LEVERAGED STOCK OPTION PROGRAM



















                As adopted by the Board of Directors on April 16, 1997, effective beginning Fiscal 1998 and amended by resolutions effective July 1, 1999 and July 1, 2002

                          BRIGGS & STRATTON CORPORATION
                     DIRECTOR'S LEVERAGED STOCK OPTION PLAN


1.0      Objectives

The Director's Leveraged Stock Option Plan ("Director's LSO Plan" or "Plan") is designed to build upon the Company's Economic Value Added Incentive Compensation Plan ("EVA Plan") for key employees and Leveraged Stock Option Program ("LSO Program") for Senior Executives by tying the interests of the Company's directors to the long term market value added performance of the Company. In this way, the objectives of directors will be more closely aligned with those of the Company's Shareholders. The Director's LSO Plan will allow nonemployee directors to participate in the long-term appreciation in the equity value of the Company. In general, the Plan is structured such that each nonemployee director may receive options on the Company's Stock ("LSOs"), the number of such LSOs to be determined by reference to the Company Performance Factor achieved under the EVA Plan. These LSOs become exercisable after they have been held for three years, and they expire at the end of ten years. The Director's LSO Plan is structured so that a fair return must be provided to the Company's Shareholders before the options become valuable.

2.0      Administration

The Plan shall be administered by the Board of Directors ("Board").

3.0      Stock Subject to Plan

The total number of shares reserved and available for distribution pursuant to LSOs under the Plan shall be 100,000 shares of the Company's common stock, par value $0.01 per share ("Stock"). Such shares may consist, in whole or in part, of treasury or market purchase shares.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares reserved for issuance under the Plan, and in the number and option price of shares subject to outstanding LSOs, as may be determined to be appropriate by the Board, in its sole discretion; provided, however, that the number of shares subject to any award shall always be a whole number.

4.0      Eligibility

Each nonemployee director of the Company shall be eligible to participate in the Plan.

5.0      Leveraged Stock Option Grant

For fiscal 1998 and subsequent fiscal years, each nonemployee director of the Company who serves as a director through the end of the fiscal year shall receive a number of LSOs determined as follows, based on the Company Performance Factor achieved under the EVA Plan for that fiscal year:



         Company Performance Factor                  Number of LSOs
         --------------------------                  --------------
                  Under .5                                     0
                     .5                                    1,000
                    1.0                                    2,000
                    1.5                                    3,000
                    2.0                                    4,000
                  Over 2.0                           An additional 1,000
                                                     LSOs for each .5
                                                     increase in the Company
                                                     Performance Factor


LSO grants shall be evidenced by option agreements, the terms and provisions of which shall be determined by this Director's LSO Plan or the Board. These grants will be awarded at the same time the Company awards grants to Senior Executives under the LSO Program. The LSOs shall constitute non-qualified stock options.

No LSO shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all LSOs shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution.

If an optionee's service as a director terminates by reason of death, any LSO held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, for a period of one year (or such other period as the Board may specify at grant) from the date of such death or until the expiration of the stated term of such LSO, whichever period is shorter.

When an optionee's service as a director terminates due to reaching the mandatory retirement age or due to retirement upon reaching the end of the term for which elected, an LSO held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such retirement or on such accelerated basis as the Board may determine, for a period of three years (or such shorter period as the Board may specify at grant) from the date of such retirement or until the expiration of the stated term of such LSO, whichever period is shorter; provided, however, that if the optionee dies within such three-year (or such shorter) period, any unexercised LSO held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such LSO, whichever period is shorter.

When an optionee's service as a director terminates for any reason other than death or retirement as described above, unless otherwise determined by the Board at grant, the LSO shall thereupon terminate, except that such LSO, to the extent then exercisable, may be exercised for the lesser of three months or the balance of the term. Notwithstanding the foregoing, if an optionee's service as a director terminates at or after a Change in Control (as defined in the Company's Stock

Incentive Plan), other than by death or retirement (as described above), any LSO held by such optionee shall be exercisable for the lesser of (x) six months and one day, and (y) the balance of such LSO's term.

6.0      Term

All LSOs shall be exercisable beginning on the third anniversary of the date of grant, and shall terminate on the tenth anniversary of the date of grant, unless sooner exercised or the Board determines other dates at grant.

7.0      Exercise Price

The exercise price for LSOs granted hereunder shall be the exercise price for LSOs granted under the LSO Program for Senior Executives for that fiscal year.

8.0      Definitions

All capitalized terms used herein that are not otherwise defined shall have the same meaning given to them in the EVA Plan, LSO Program or Stock Incentive Plan.

9.0      Amendments and Termination

The Board may amend, alter, or discontinue the Plan but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under an LSO granted without the optionee's or recipient's consent.

The Board may amend the terms of any LSO theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments.

10.0     Unfunded Status of Plan

It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock; provided, however, that, unless the Board otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

11.0     General Provisions

(a) The Board may require each person purchasing shares pursuant to an LSO grant to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to the distribution thereof.

         All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in this Plan shall prevent the Company, a subsidiary or affiliate from adopting other or additional compensation arrangements for its nonemployee directors.

(c) The adoption of the Plan shall not confer upon any director any right to continue to serve as a director.

(d) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin.